Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$26,245,271
Unrealized Gain (Loss) on Market Value of Commodity Futures	(3,069,457)
Dividend Income	290,704
Interest Income	229,101
ETF Transaction Fees	1,750
Total Income (Loss)	$23,697,369

Expenses
General Partner Management Fees	$87,384
Professional Fees	35,795
Brokerage Commissions	8,880
Directors' Fees and Insurance	2,292
License Fees	2,184
Total Expenses	$136,535
Net Income (Loss)	$23,560,834

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/26	$146,956,981
Additions (200,000 Shares)	26,923,548
Withdrawals (50,000 Shares)	(7,279,962)
Net Income (Loss)	23,560,834

Net Asset Value End of Month	$190,161,401
Net Asset Value Per Share (1,300,000 Shares)	$146.28

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596